UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)August 16, 2007

NATIONAL R.V. HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12085	33-0371079
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 West Sinclair Street Perris, California 92571
(Address of principal executive offices and zip code)

Registrant’ s telephone number, including area code: (951) 436-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2007, Len Southwick, age 53, resigned from the Board of Directors of National R.V. Holdings, Inc. (the “Company”) in order for the Company to comply with NYSE rules requiring that a majority of directors be independent. Concurrently with this resignation, Mr. Southwick was appointed Chief Operating Officer of the Company. Mr. Southwick will continue to serve as the President of the Company’s National RV subsidiary, a role he has held since September 2005. From September 2003 until September 2005, Mr. Southwick served as Vice President of Customer Service for the Company’s National RV subsidiary. From March 2004 until September 2005, Mr. Southwick also served as Vice President of Engineering and Product Development for the Company's National RV subsidiary. Prior to joining National RV, Mr. Southwick served as Director of Operations for Metro Automotive Group from September 2000 to September 2003.

Mr. Southwick’s arrangement with the Company provides that he is paid an annual salary of $250,000 and is a participant in the Company’s management bonus plan described below. On August 16, 2007, the Board of Directors also granted Mr. Southwick an option to purchase 40,000 shares of the Company’s Common Stock under the Company’s 1999 Stock Option Plan. The exercise price per share is equal to the fair market value per share on the date the option was granted. The option shall vest and become exercisable at the rate of one-third (1/3) of the shares subject to the option on each anniversary of the date of grant of the option, subject to Mr. Southwick’s continuing service to the Company. Mr. Southwick also receives standard employee benefits pursuant to his arrangement with the Company.

On August 16, 2007, the Company’s Board of Directors approved the 2007 management compensation plan (the “Plan”) for Len Southwick, the Company’s Chief Operating Officer, Thomas Martini, the Company’s Chief Financial Officer, and Jon Corn, the Company’s Vice President and General Counsel. The Plan includes a long-term incentive component through the issuance of option grants. Such grants were reported on Form 4s filed with the Commission on August 20, 2007. The Plan also includes a short-term incentive component which is designed to motivate, retain and reward the Company’s executive officers based on the achievement of specified Company goals. The short-term incentive component takes the form of a cash bonus tied solely to the Company’s 2007 EBITDA results. The potential cash payouts under the Plan for each participant are calculated based upon the formula of base salary multiplied by the individual target bonus, which for 2007 ranges from 30% to 125% for the executive officers. Under the Plan, if 100% of the EBITDA targets are achieved, the Plan would pay out 100% of the individual target bonus for each of the above participants.

A copy of the press release issued by the Company related to Mr. Southwick’s resignation and appointment is furnished as Exhibit 99.1 hereto.

Item 9.01(d).	Financial Statements and Exhibits

99.1	Press Release of National R.V. Holdings, Inc. dated August 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL R.V. HOLDINGS, INC.

By:	/s/ Thomas J. Martini
Thomas J. Martini
Chief Financial Officer

Date: August 22, 2007

National R.V. Holdings, Inc. Announces Appointment of Len Southwick as COO

PERRIS, Calif., Aug 17, 2007 /PRNewswire-FirstCall via COMTEX News Network/ -- National R.V. Holdings, Inc. (NYSE: NVH) (the "Company") today announced the appointment of Len Southwick, the current president of the National RV division, as Chief Operating Officer.

Mr. Southwick has been with the Company since 2003, and has been president of the Company's National RV division since 2005, a role in which he will continue to serve.

Commenting on the appointment, Dave Humphreys, The Company's recently appointed Chairman and Interim CEO, stated "Mr. Southwick has done an excellent job as President of National RV. He has assembled an outstanding management team and his leadership has brought the Company through some very difficult times. National RV is now in a strong position and poised for exciting growth. I will be asking Mr. Southwick to assume some new responsibilities, in addition to continuing his outstanding leadership at National RV."

In order to comply with NYSE independence rules requiring that a majority of directors be independent, and in conjunction with his appointment as COO, Len has withdrawn as a director.

About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its wholly-owned subsidiary, National RV, Inc., is one of the nation's leading producers of motorized recreational vehicles, often referred to as RVs or motorhomes. From its Perris, California facility, NRV designs, manufactures and markets Class A gas and diesel motorhomes under model names Surf Side, Sea Breeze, Dolphin, Tropi-Cal, Pacifica and Tradewinds. NRV began manufacturing RVs in 1964. Based upon retail registrations for the year ended December 31, 2006, the Company, through its NRV subsidiary, is the seventh largest domestic manufacturer of Class A motorhomes.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting; any failure to implement required new or improved internal controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.

Thomas J. Martini of National R.V. Holdings, Inc.,
1-800-322-6007, cfo@nrvh.com

www.nrvh.com

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